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                                                                   Exhibit 15.1

                     Acknowledgement of Ernst & Young LLP

Board of Directors
Respironics, Inc. and Subsidiaries

We are aware of the incorporation by reference in the Registration Statement (Form S-4, Amendment No. 1, No. 333-77048) of Respironics, Inc. and Subsidiaries for the registration of 3,032,860 shares of its common stock of our report dated January 22, 2002 relating to the unaudited condensed consolidated interim financial statements of Respironics, Inc. and Subsidiaries that are included in its Form 10-Q for the quarter and six months ended December 31, 2001.

                                          /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 1, 2002